UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2008

Poker Magic, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-53045	20-4709758
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

130 West Lake Street
Suite 300
Wayzata, MN 55391
(Address of principal executive offices)

(952) 473-3442
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On June 26, 2008, Poker Magic, Inc. (the “Company”) entered into an amendment to its License Agreement with Bally’s Park Place, Inc. (“Bally’s”) for the licensing of two units of the Company’s Winner’s Pot Poker game (the “Game”). Each unit consists of the Game’s table layout. The payment terms of the original License Agreement provided that during the Game’s test period, as specified by the New Jersey Casino Control Commission (the “Commission”), Bally’s would not pay a license fee for use of the Game and that the parties would negotiate a license fee if Bally’s used the Game beyond the Game’s test period. The Game’s test period recently ended and the Commission temporarily adopted regulations governing the rules of the Game. The Company and Bally’s amended the License Agreement so that the monthly license fee for the use of one unit for a full week is $475.00 and the monthly license fee for an additional unit for weekend use only is $200.00.

The amendment also provides that Bally’s is solely responsible for any costs associated with any repairs or replacements of a unit or table signage resulting from ordinary wear and tear.

The License Agreement was filed as Exhibit 10.2 to the Company’s Form 10-SB filed with the SEC on January 29, 2008, and is incorporated herein by this reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document
10.1	License Agreement with Bally’s Park Place, Inc., dated December 26, 2007 (incorporated by reference to Exhibit 10.2 of the Company’s Form 10-SB as filed on January 29, 2008).
10.2	Amendment to License Agreement with Bally’s Park Place, Inc., dated June 26, 2008 (filed herewith).

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poker Magic, Inc.

Date: July 10, 2008	By:	/s/ Douglas M. Polinsky
Douglas M. Polinsky, President